UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street
New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 11, 2015, American Express Company (the “Company”) was informed that the Board of Governors of the Federal Reserve System (the “Federal Reserve”) did not object to the Company’s plans to return capital to shareholders through share repurchases of up to $6.6 billion during the period beginning the second quarter of 2015 through and including the second quarter of 2016, as well as an increase in the Company’s quarterly dividend to $0.29 per share from $0.26 per share, beginning with the second quarter 2015 dividend declaration, subject to approval by the Company’s Board of Directors. The timing and amount of common shares purchased under the Company’s authorized capital plan will depend on various factors, including the Company’s business plans, financial performance and market conditions. To facilitate repurchases, the Company may, from time to time, make purchases pursuant to one or more trading plans under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which allows the Company to repurchase common shares during periods when the Company might otherwise be prevented from doing so under applicable law or because of self-imposed trading blackout periods.

The Company is furnishing a press release, dated March 11, 2015, relating to the above, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, a summary of the results of the Company-run stress tests under the Federal Reserve’s Regulation YY can be found on the Company’s Investor Relations website at ir.americanexpress.com.

Exhibit	Description
99.1	American Express Company press release, dated March 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY (REGISTRANT)
By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  March 11, 2015

EXHIBIT INDEX

Exhibit	Description
99.1	American Express Company press release, dated March 11, 2015.